Nicor Inc.
                                                                       Form 8-K
                                                                   Exhibit 99.1



FOR IMMEDIATE RELEASE               FOR MORE INFORMATION
November 4, 2004                    Financial Contact:  Mark Knox, re: N-924
                                                        630 305-9500, ext. 2529

                                    Media Contact:      Don Ingle
                                                        630 983-8676, ext. 2939


NICOR ANNOUNCES THIRD QUARTER EARNINGS, UPDATES ITS 2004 OUTLOOK AND ANNOUNCES RATE FILING FOR ITS GAS DISTRIBUTION BUSINESS

Naperville, IL - Nicor Inc. (NYSE: GAS) today reported third quarter 2004 net loss, operating loss and a diluted loss per common share of $11.6 million, $9.6 million and $.26, respectively. This compares to third quarter 2003 net income, operating income and diluted earnings per common share of $0.5 million, $4.2 million and $.01, respectively.

Lower earnings per share for the 2004 third quarter primarily reflect lower operating results in the company's gas distribution and wholesale natural gas marketing businesses, increased interest expense, and the absence of a 2003 gain associated with the wind-down of its Nicor Energy equity investment, partially offset by improved operating results in its shipping and retail energy-related products and services businesses.

"Third quarter earnings were negatively impacted by unbudgeted events in our gas distribution business and other energy-related ventures," said Richard Hawley, executive vice president and chief financial officer. "Our reported 2004 results were reduced by fair value accounting adjustments related to derivatives used to hedge the value of gas in storage at our wholesale natural gas marketing business, and increases in expected levels of bad debt expense and legal and other costs associated with outstanding contingencies in our gas distribution business."

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For the nine months ended September 30, 2004, net income, operating income and diluted earnings per common share were $27.5 million, $57.8 million and $.62, respectively. This compares to net income, operating income and diluted earnings per common share for the same 2003 period of $70.2 million, $124.4 million and $1.59, respectively. 2004 financial results for the nine-months-ended period reflect a first-quarter $38.5 million pretax litigation charge ($.52 per share) relating to a settlement of securities class actions. 2003 financial results for the nine-months-ended period included net mercury-related insurance recoveries ($.24 per share) and gains associated with the wind-down of Nicor Energy ($.12 per share), offset in part by a cumulative effect loss, net of taxes, ($.10 per share) relating to a required change in accounting method at the company's wholesale natural gas marketing business adopted January 1, 2003 (aggregated, the three items increased 2003 nine-months ended earnings by approximately $.26 per share).

Lower earnings per share for the 2004 nine-months-ended period resulted from the impact of the 2004 litigation settlement charge and the absence of last year's net mercury-related insurance recoveries, the gains associated with the wind-down of Nicor Energy and the accounting change, referred to above. 2004 earnings for the nine-months-ended period were also impacted by lower operating results in the company's gas distribution and wholesale natural gas marketing businesses, and increased interest expense, partially offset by improved results in the company's shipping and retail energy-related products and services businesses.

"Results to date are generally consistent with our overall expectations for the year. Our gas distribution business continues to be affected by rising operating costs, which has led to our filing today with the Illinois Commerce Commission requesting a general rate increase. Our shipping business is performing exceptionally well, while the economic results of our wholesale natural gas marketing business, notwithstanding the reported earnings volatility due to the required accounting treatment of storage activities, remains sound," said Thomas L. Fisher, Nicor's chairman and chief executive officer.

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Details regarding 2004 third quarter and nine months ended financial results compared to 2003 follow:
o Gas distribution operating income (loss) in the third quarter decreased to ($2.6) million from $4.4 million in 2003. The quarter decline is due primarily to:
   - Higher operating and maintenance and other costs ($5.6 million), including the impact of higher labor-related costs and increases in the estimates for legal and other costs associated with our terminated performance-based rate (PBR) plan; and
   -  Higher depreciation expense ($1.6 million).

   For the nine months ended September 30, 2004, gas distribution operating income decreased to $86.7 million from $115.8 million in 2003. The year-to-date decline is due primarily to:
   - Lower net mercury-related insurance recoveries of $17.6 million as compared to 2003;
   - Higher operating and maintenance and other costs ($11.2 million) including the impact of higher labor-related and bad debt costs, and increases in the estimates for legal and other costs associated with our terminated PBR plan; and
   - Other factors, including warmer weather, (approximately $5.7 million) and higher depreciation expense ($4.2 million), partially offset by higher property sale gains ($5.1 million).

o Shipping operating income increased in the third quarter to $5.1 million from $3.0 million in 2003 primarily due to improved average rates offset in part by cost increases and service disruptions caused by recent hurricanes. For the nine months ended September 30, 2004, shipping operating income increased to $16.2 million from $13.6 million in 2003 due primarily to higher volumes shipped, partially offset by cost increases unrelated to volumes, impacts on revenues and costs due to 2004 third-quarter hurricanes, and the absence of a vessel sale gain recorded in 2003.

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o  Operating loss for the company's other energy ventures in the third
   quarter increased to $9.5 million from $0.7 million in 2003.   For the nine
   months ended September 30, 2004, other energy ventures operating income
   (loss) decreased to ($1.2) million from $2.3 million in 2003. Declines in both periods were due primarily to lower operating results in the company's wholesale natural gas marketing business, which more than offset higher results in the company's retail energy-related products and services business and the absence of prior-year losses from former business activities.

   The decrease in operating results at the company's wholesale natural gas marketing business is primarily due to the impacts of the required accounting treatment for inventory and derivatives associated with the company's storage activities. This business purchases and holds natural gas in storage to earn a profit margin from the inventory's sale in the future. The company's wholesale natural gas business uses derivatives to mitigate commodity price risk in order to substantially lock-in the profit margin that will ultimately be realized. Natural gas stored in inventory is accounted for at the lower of weighted-average cost or market using the accrual method of accounting, while the derivatives used to reduce the risk associated with a change in the value of inventory are accounted for at fair value, with changes in fair value recorded in operating results in the period of change. As a result, earnings are subject to volatility as the fair value of derivatives change, even when the underlying expected profit margin is unchanged. The volatility resulting from this accounting can be significant from period to period, as it was in the third quarter of 2004. The 2004 third quarter pretax fair value adjustments of approximately $8 million (about $.11 per share) related to derivatives in place at September 30, 2004 do not impact the cumulative profit realized when the derivative contracts are closed out and the underlying natural gas held in storage is subsequently sold.

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   Page 5

o 2003 third quarter and 2003 nine-month ended results included pretax gains of $3.3 million and $8.9 million, respectively related to the wind-down of its equity investment in Nicor Energy.

o A $38.5 million pretax charge recorded in the first quarter 2004 associated with an agreement to settle securities class action litigation announced in April 2004 significantly reduced the company's 2004 nine-month reported operating income and net income.

o 2004 net income for both the quarter and nine-month ended period decreased as a result of higher interest expense.

o 2004 net income in both the quarter and nine-month ended period were also impacted by changes in its effective income tax rate compared to the same periods in 2003.

o As previously discussed, a required change in accounting method at the company's wholesale natural gas marketing business resulted in recording a cumulative effect net loss in the first quarter of 2003 of $4.5 million ($.10 per share) to convert from fair value to accrual accounting as of January 1, 2003.

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2004 Earnings Guidance

In our press release dated August 9, 2004 reporting 2004 second quarter financial results, the company provided earnings guidance for the calendar year 2004. The company's estimate for 2004 diluted earnings per common share was in the range of $1.58 to $1.78, or $2.10 to $2.30 per share exclusive of the adjustment to reflect the first-quarter 2004 litigation charge of $.52 per share.

Adjustments reflected in its third quarter 2004 financial results, including amounts related to the required accounting treatment to adjust derivative contracts to estimated fair value in the company's wholesale natural gas marketing business and other unbudgeted items, reduced third quarter earnings below levels estimated in the company's previous guidance. Based on those adjustments, together with current estimates of fourth quarter performance in the company's gas distribution, shipping, retail energy-related products and services, and wholesale natural gas marketing businesses (based on estimated forward price curves for natural gas at the end of third quarter) the company estimates annual 2004 earnings per share could be up to $.05 below the low end of its previously provided guidance.

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Page 7

The company's earnings per share estimates assume, among other things, no future impacts associated with the Illinois Commerce Commission's (ICC) performance-based rate (PBR) plan/purchased gas adjustment (PGA) review or related contingencies, including potential insurance recoveries. While these items could affect 2004 earnings, they are not currently estimable. The company also indicated that its current estimate does not reflect additional variability in earnings due to fair value accounting adjustments in its wholesale natural gas marketing business that could occur in the fourth quarter because of additional volatility in the natural gas markets.
Earnings estimates for 2004 also do not include amounts related to mercury-related adjustments or recoveries; additional gains or losses related to the wind-down of Nicor Energy; or any further cumulative effect accounting change adjustments. These three items combined for a net positive impact on earnings of about $.27 per share in 2003. The company's 2004 estimate also assumes normal weather for the remainder of the year.

Updates to annual earnings guidance will only be provided by the company as part of its quarterly and annual earnings releases.

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Page 8

Other Significant Events

The company also announces that its gas distribution business, Nicor Gas, filed today with the ICC for an overall increase in business and residential rates of $83.3 million (an increase of 16.5% of base rate revenues) to recover the rising costs of operating its distribution system and increased capital investment. The company is seeking a rate of return on rate base of 9.34%, which reflects an 11.37% cost of common equity. The company had previously announced its intentions for making such a rate filing in a separate press release dated Friday, October 29, 2004 (press release N-923). The rate request is only the company's second such request in the last 20 years and the first in nearly 10 years. According to the regulatory laws of the State of Illinois, the ICC normally has eleven months to complete its review of the company's filing and to issue its order. Certain information filed today with the ICC, including 2005 projections on which the rate request is based, will be available on the following Web site link: http://nicorgasratecaseinformation.foleylaw.com


Conference Call

As previously announced, the company will hold a conference call to discuss its third quarter financial results and 2004 outlook. The conference call will be held tomorrow morning, Friday, November 5, 2004 at 8:00 a.m. central, 9:00 a.m. eastern time. To hear the conference call live, please logon to Nicor's corporate Web site at www.nicor.com, choose "Investor" and then select the webcast icon on the Overview page. A replay of the call will be available until 5:00 p.m. central time, Friday, November 19, 2004. To access the recording, call 1-888-286-8010, or 617-801-6888 for callers outside the United States, and enter reservation number 3123211. The call will also be archived on Nicor's corporate Web site for 90 days.

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Page 9

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review and SEC and U.S. Attorney inquiries, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.
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Nicor Inc.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------
Unaudited (millions, except per share data)

                                      Three months ended    Nine months ended
                                         September 30         September 30
                                      ------------------  ----------------------
                                         2004      2003       2004       2003
                                      --------  --------  ----------  ----------
Operating revenues                    $ 299.9   $ 294.8   $ 1,845.1   $ 1,918.9
                                      --------  --------  ----------  ----------

Operating expenses
   Gas distribution
      Cost of gas                       118.4     117.6     1,111.1     1,221.5
      Operating and maintenance          55.3      51.4       173.9       164.5
      Depreciation                       37.2      35.6       111.8       107.6
      Taxes, other than income taxes     17.1      14.4       120.8       108.4
      Mercury-related costs
        (recoveries), net                 (.3)        -         (.2)      (17.8)
      Property sale gains                   -         -        (5.5)        (.4)
   Shipping                              68.1      60.8       197.1       183.8
   Other energy ventures                 19.2      15.8        96.1        51.4
   Litigation charge                        -         -        38.5           -
   Corporate and eliminations            (5.5)     (5.0)      (56.3)      (24.5)
                                      --------  --------  ----------  ----------
                                        309.5     290.6     1,787.3     1,794.5
                                      --------  --------  ----------  ----------

Operating income (loss)                  (9.6)      4.2        57.8       124.4
Equity investment income (loss), net      1.1       4.8         4.0        12.9
Other income (expense), net                .7        .4         2.0         1.5
Interest expense, net of amounts
  capitalized                            10.8       8.8        30.3        27.8
                                      --------  --------  ----------  ----------

Income (loss) before income taxes
  and cumulative effect of
  accounting change                     (18.6)       .6        33.5       111.0

Income taxes                             (7.0)       .1         6.0        36.3
                                      --------  --------  ----------  ----------

Income (loss) before cumulative
  effect of accounting change           (11.6)       .5        27.5        74.7

Cumulative effect of accounting change,
   net of $3.0 income tax benefit           -         -           -        (4.5)
                                      --------  --------  ----------  ----------

Net income (loss)                       (11.6)       .5        27.5        70.2
Dividends on preferred stock                -         -           -           -
                                      --------  --------  ----------  ----------

Earnings (loss) applicable to
  common stock                        $ (11.6)  $    .5   $    27.5   $    70.2
                                      ========  ========  ==========  ==========

Average shares of common stock outstanding
   Basic                                 44.1      44.0        44.0        44.0
   Diluted                               44.1      44.2        44.3        44.2

Earnings (loss) per average share of
  common stock
   Basic
     Before cumulative effect of
       accounting change              $  (.26)  $   .01   $     .62   $    1.69
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Basic earnings (loss) per share  $  (.26)  $   .01   $     .62   $    1.59
                                      ========  ========  ==========  ==========

   Diluted
     Before cumulative effect of
       accounting change              $  (.26)  $   .01   $     .62   $    1.69
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Diluted earnings (loss)
       per share                      $  (.26)  $   .01   $     .62   $    1.59
                                      ========  ========  ==========  ==========

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Nicor Inc.

PRELIMINARY FINANCIAL HIGHLIGHTS
--------------------------------
Unaudited (millions, except per share data)

                                      Three months ended     Nine months ended
                                         September 30          September 30
                                      ------------------  ----------------------
                                         2004      2003       2004       2003
                                      --------  --------  ----------  ----------

Operating revenues
    Gas distribution                  $ 225.1   $ 223.4   $ 1,598.6   $ 1,699.6
    Shipping                             73.2      63.8       213.3       197.4
    Other energy ventures                 9.7      15.1        94.9        53.7
    Corporate and eliminations           (8.1)     (7.5)      (61.7)      (31.8)
                                      --------  --------  ----------  ----------
                                      $ 299.9   $ 294.8   $ 1,845.1   $ 1,918.9
                                      ========  ========  ==========  ==========

Operating income (loss)
    Gas distribution                  $  (2.6)  $   4.4   $    86.7   $   115.8
    Shipping                              5.1       3.0        16.2        13.6
    Other energy ventures                (9.5)      (.7)       (1.2)        2.3
    Corporate and eliminations           (2.6)     (2.5)      (43.9)       (7.3)
                                      --------  --------  ----------  ----------
                                      $  (9.6)  $   4.2   $    57.8   $   124.4
                                      ========  ========  ==========  ==========

Income (loss) before cumulative
   effect of accounting change        $ (11.6)  $    .5   $    27.5   $    74.7

Cumulative effect of accounting change,
   net of $3.0 income tax benefit           -         -           -        (4.5)
                                      --------  --------  ----------  ----------
Net income (loss)                     $ (11.6)  $    .5   $    27.5   $    70.2
                                      ========  ========  ==========  ==========

Earnings (loss) applicable to
   common stock                       $ (11.6)  $    .5   $    27.5   $    70.2

Average shares of common stock outstanding
   Basic                                 44.1      44.0        44.0        44.0
   Diluted                               44.1      44.2        44.3        44.2

Earnings (loss) per average share of
  common stock
   Basic
     Before cumulative effect of
       accounting change              $  (.26)  $   .01   $     .62   $    1.69
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Basic earnings (loss) per share  $  (.26)  $   .01   $     .62   $    1.59
                                      ========  ========  ==========  ==========

   Diluted
     Before cumulative effect of
       accounting change              $  (.26)  $   .01    $    .62   $    1.69
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Diluted earnings (loss)
       per share                      $  (.26)  $   .01   $     .62   $    1.59
                                      ========  ========  ==========  ==========